AMENDED AND RESTATED BYLAWS
OF
TEMPLE-INLAND INC.
(Incorporated under the Laws of the State of Delaware)
(As Amended and Restated February 2010)

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of Temple-Inland Inc. (hereinafter called the Company) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be Corporation Service Company.

Section 2. Other Offices. The Company may also have an office or offices, and keep the books and records of the Company, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders of the Company shall be held at the office of the Company or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or the Chairman of the Board.

Section 2. Annual Meeting. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Friday in May in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be fixed by the Board of Directors or the Chairman of the Board.

Section 3. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by (i) the Chairman of the Board or (ii) the Secretary of the Company at the request in writing of a majority of the entire Board of Directors. Special meetings of the stockholders may be called at such place and on such date and at such time as fixed by the appropriate person calling such special meeting of the stockholders. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given by any means permitted by law and the rules of any exchange on which the Common Stock is traded, including electronic transmission, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these Bylaws.  For purposes of these bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process, and includes, without limitation, telegraph, facsimile, electronic mail, and posting to electronic networks.

Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Company, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time, without notice to the stockholders, until a quorum is present, if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: Chairman of the Board, Vice Chairmen of the Board (in the order of their seniority if more than one), Vice Presidents (in the order of their seniority if more than one) and Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 8. List of Stockholders Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.  If the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Company, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Company:

(1)	on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(2)
if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 10. Proxies.  Each stockholder entitled to vote at a meeting of the stockholders may authorize not in excess of three persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stock holder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)
A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, electronic transmission.

(ii)
A stockholder may authorize another person or persons to act for such stockholder as proxy by telephone or electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telephone or electronic transmission must either set forth or be submitted with information from which it can be determined that the telephone or electronic transmission was authorized by the stockholder.  If it is determined that such telephone or electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy or other reliable reproduction of the writing or electronic transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 11. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution or the Chairman shall appoint one or more inspectors to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Company.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.  The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 12. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Company who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination.  The foregoing Section (A)(1)(c) shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of stockholders, other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 12(A)(1)(c) of this Article, the stockholder must have given timely notice thereof in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 100th day and not later than the close of business on the 75th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such annual meeting and not later than the close of business on the later of the 75th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 90 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to Section 12(A)(2) or Section 12(B) of this Article) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 12(A)(2) of this Article to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section as to such nomination. If the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by Section 12(A)(2) of this Article with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 100th day prior to the date of such special meeting and not later than the close of business on the later of the 75th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 90 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12(A)(1)(c) or Section 12(B) of this Article. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation, or these Bylaws.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Company or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification and Election.

(a) Number. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation of the Company relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Company shall be as specified from time to time by vote of a majority of the entire Board of Directors, but not less than three.

(b) Division into Classes. The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation pursuant to the terms of Article IV of the Certificate of Incorporation or any resolution or resolutions providing for the issue of such shares adopted by the Board of Directors, shall be classified, with respect to the time for which they severally hold office, into three classes. The number of directors at any time constituting the entire Board of Directors shall as nearly as possible be divided equally among the three classes in such manner as shall be determined by the Board of Directors in its sole discretion, with each class to hold office until its successors are elected. At each annual meeting of the stockholders of the Company the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation, at each annual meeting of the stockholders, there shall be elected the directors of the class the term of office of which shall then expire.

(c) Election. Except as provided in Section 14 of this Article, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 12 of Article II of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the seventh day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders.

Section 3. Notification of Nominations. Nominations for election to the Board of Directors of the Company at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Company entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in  Section 12 of Article II of these Bylaws.

Section 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation of the Company or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 8 of this Article III. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called and noticed.

Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding day not a legal holiday.

Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Lead Director, or the Secretary upon the request of a majority of the directors.

Section 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by mail, electronic transmission, or telephone, or be delivered personally, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Company or these Bylaws for the conduct of its meetings and management of the affairs of the Company as the Board may deem proper.

Section 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

Section 12. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board or to the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events (including but not limited to a failure to receive a majority of the votes cast in an election and the acceptance of the resignation by the Board of Directors).

Section 13. Removal of Directors. Directors may be removed only as provided in Section 4 of Article VI of the Certificate of Incorporation of the Company.

Section 14. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 14 shall be appointed to the class of directors in which the new directorship was created or the vacancy occurred and shall hold office until the next annual meeting of stockholders or until such director’s successor shall have been elected and qualified.

Section 15. Compensation. Each director who shall not at the time also be a salaried officer or employee of the Company or any of its subsidiaries (hereinafter referred to as an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Company such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section shall preclude any director from serving the Company or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate annually three or more of its members to constitute members or alternate members of an Executive Committee, which Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Company, including, if such Committee is so empowered and authorized by resolution adopted by a majority of the entire Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Company to be affixed to all papers which may require it, except that the Executive Committee shall not have such power or authority in reference to:

(a)	amending the Certificate of Incorporation of the Company;

(b)	adopting an agreement of merger or consolidation involving the Company;

(c)	recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Company;

(d)	recommending to the stockholders a dissolution of the Company or a revocation of a dissolution;

(e)	adopting, amending or repealing any Bylaw;

(f)	taking any action, including the approval or determination of any matter, in connection with any Business Combination pursuant to Article V of the Certificate of Incorporation;

(g)	filling vacancies on the Board or on any committee of the Board, including the Executive Committee;

(h)	fixing the compensation of directors for serving on the Board or on any committee of the Board, including the Executive Committee; or

(i)	amending or repealing any resolution of the Board which by its terms may be amended or repealed only by the Board.

The Board shall have power at any time to change the membership of the Executive Committee, to increase or decrease (but not below the number three (3)) the membership of the Executive Committee, to designate alternate members who may replace absent or disqualified members of it, to fill all vacancies in it and to discharge it or any member thereof, either with or without cause.

Section 2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

Section 3. Procedure; Meetings; Quorum. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be determined by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail, electronic transmission, or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Company or these Bylaws for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper. A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the Secretary of the Company, and shall report on such proceedings to the Board.

ARTICLE V
OFFICERS

Section 1. Number; Term of Office; Compensation. The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer and/or a Treasurer, a Secretary, one or more Vice Presidents, which may be designated as Executive Vice Presidents, Group Vice Presidents, or such other designation as deemed appropriate, from time to time, by the Board of Directors, and such other officers (including one or more Vice Chairmen of the Board) or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board of Directors may from time to time determine, and each to hold office for such term as may be prescribed by the Board of Directors and as to those offices as determined to be mandatory under the provisions hereof until such person’s successor shall have been chosen and shall qualify, all until any of such person’s death or resignation or until such person’s removal in the manner hereinafter provided. The Chairman of the Board and any Vice Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Company or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The Board, or officers granted such authority by the Board, shall establish the salaries of the officers of the Company.

Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

Section 3. Resignation. Subject at all times to the right of removal as provided in Section 2 of this Article V, any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board or the Secretary of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the Chairman of the Board or, in the event of the resignation of the Chairman of the Board, the Board of Directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 5. The Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall have general supervision and direction of the business and affairs of the Company (subject to the control of the Board of Directors) and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, if present, preside at meetings of the stockholders. The Chairman of the Board shall perform such other duties as the Board or the Executive Committee may from time to time determine. The Chairman of the Board may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same. The Chairman of the Board, or his or the Board’s designee, shall vote all securities held by the Company.

Section 6. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board (if any), or if there shall be more than one, a Vice Chairman of the Board as designated by the Chairman of the Board, or, in the absence of such designation, such Vice Chairman (or other director if no Vice Chairman is elected or present) as designated by the Board of Directors, shall, if present, preside at meetings of the Board of Directors. When so acting, any Vice Chairman of the Board shall have the powers, and be subject to all the restrictions on, the Chairman of the Board. Each Vice Chairman of the Board shall when requested counsel with and advise the Chairman of the Board, and other officers of the Company and shall perform such other duties as may be agreed upon with them or as the Board may from time to time determine.

Section 7. Chief Financial Officer. The Chief Financial Officer of the Company shall have general supervision over the financial operations of the Company, subject to the direction of the Chairman of the Board or the Board of Directors. The Chief Financial Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

Section 8. Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

Section 9. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer, and shall have such other duties as from time to time may be assigned to the Treasurer by the Chief Financial Officer, the Chairman of the Board or the Board of Directors.

The Treasurer shall serve as Chief Financial Officer if no other person is elected to the office of Chief Financial Officer.

Section 10. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, and of the stockholders and to attend and record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall be custodian of the seal of the Company and shall affix the seal or cause to be affixed to all certificates of stock of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provision of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Company and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board or the Board of Directors.

Section 11. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and the Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman of the Board or the Board of Directors.

ARTICLE VI
INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company. Subject to Section 3 and Section 11 of this Article VI, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was a director, officer or employee of the Company or any direct or indirect wholly owned subsidiary of the Company serving at the request of the Company as a director, officer, employee or agent of any such subsidiary or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 3 and Section 11 of this Article VI, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was a director, officer or employee of the Company or any direct or indirect wholly owned subsidiary of the Company serving at the request of the Company as a director, officer, employee or agent of any such subsidiary or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer or employee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The terms “another enterprise” or “other enterprise” as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enter price of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application.

Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article VI.

Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VI but whom the Company has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

Section 9. Certain Definitions. For purposes of this Article VI, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation or any direct or indirect wholly owned subsidiary of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any such subsidiary or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VI.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Guaranty Bank.  The Bylaw amendments of November 2009 revised the previous sections of this Article VI to exclude references to Guaranty Bank (f/k/a Guaranty Federal Savings Bank) merely to remove references to an entity that, as of December 28, 2007, was no longer a subsidiary of the Company.  Such amendments were not intended to provide indemnification or advancement rights to anyone previously excluded from indemnification by the references to Guaranty Bank that were removed.  The indemnification or advancement rights of persons who formerly served as officers, directors, or employees of any direct or indirect wholly-owned subsidiaries of the Company under this Article VI do not apply to any person who served as an officer, director, or employee of Guaranty Bank or any of its subsidiaries regardless of when a claim or action may be threatened or brought against the person or the occurrence underlying the claim or action occurred.

ARTICLE VII
CAPITAL STOCK

Section 1. Stock Certificates and Uncertificated Shares. The shares of the Company may be represented by certificates or may be uncertificated. Each Stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and sealed with the seal of the Company, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.  Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Company or upon surrender of the certificate representing such shares to the Company or its transfer agent.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

Section 2. Transfer of Shares. Stock of the Company shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares of stock of each class of the Company shall be made only on the books of the Company by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power or other evidence of succession, assignment or authority to transfer and the payment of all taxes thereon or accompanied by a separate document signed by the holder of record containing an assignment or transfer of the shares or a power to assign or transfer the shares or upon presentation of proper transfer instructions from the holder of record of uncertificated shares.

Section 3.  Registered Owners. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Company, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Company to the extent provided by law, until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.

Section 4. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Company an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the Company or at such person’s last known post office address.

Section 5. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificate therefor.  The Company may issue uncertificated shares, or if requested by the registered owner, a new certificate or cause a new certificate to be issued, in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Company and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 7. Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures “Corporate Seal Delaware 1983,” or such other words or figures as the Board of Directors may approve and adopt.

The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Unless otherwise provided in these Bylaws or by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Company.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Company shall end at the close of business on the last Saturday in December or the first Saturday in January, whichever date is closest to December 31 in each year.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation of the Company or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or by electronic transmission, evidence of which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE XI
AMENDMENTS

Any Bylaw (other than this Bylaw) may be adopted, repealed, altered or amended by a majority of the entire Board of Directors at any meeting thereof, and any such action by the Board of Directors shall be effective without the necessity for any approval or ratification by the stockholders of the Company; provided, however, that any amendment or repeal of, or the adoption of any Bylaw inconsistent with, Section 2(c) of Article III of these Bylaws shall also require the approval of the stockholders of the Company. The stockholders of the Company shall have the power to amend, alter or repeal any provision of these Bylaws only to the extent and in the manner provided in the Certificate of Incorporation of the Company.

ARTICLE XII
AFFILIATED TRANSACTIONS

Section 1. Validity. Except as otherwise provided for in the Certificate of Incorporation and except as otherwise provided in this Bylaw, if Section 2 is satisfied, no contract or transaction between the Company and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

Section 2. Disclosure, Approval; Fairness. Section 1 shall apply only if:

A.           the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

 (i)            to the board of directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

 (ii)            to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes; or

B.            the contract or transaction is fair to the Company as of the time it is authorized or ratified by the board of directors (or committee thereof) or the stockholders.

Section 3. Nonexclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

ARTICLE XIII
MISCELLANEOUS

Section 1. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Company shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 2. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors or any officer of the Company to whom power in that respect shall have been delegated by the Board shall select.

Section 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by the Board of Directors or of any committee thereof empowered to authorize the same.

Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its said powers and rights.

ADOPTED as of this 5th day of February 2010.

/s/ Leslie K. O’Neal
Leslie K. O’Neal, Secretary